Exhibit 99.1

              Comdial Announces New Member of Board of Directors

    SARASOTA, Fla., Nov. 18 /PRNewswire-FirstCall/ -- Comdial Corporation
(OTC Bulletin Board: CMDZ), a leading provider of communications solutions for small and midsize enterprises, today announced that Inder Tallur has joined the Company's board of directors and will serve on the board's governance committee.
    "We are extremely pleased to announce Inder's appointment to the board of directors," said Neil Lichtman, president and chief executive officer. "Inder's experience in the telecommunication and computing industries brings additional market knowledge to the board as we continue our focus on the IP telephony marketplace."
    Mr. Tallur is a partner of ComVest Investment Partners and was previously the Director of Research for Commonwealth Associates, an investment banking firm, where he was responsible for reviewing investment opportunities in the telecommunications and technology markets.
    The Company also announced Lee Provow's resignation from the Company's board of directors to allow him to focus more time on his role as President of Xpedite, a subsidiary of Ptek Holdings, Inc. (Nasdaq: PTEK), a leading provider of innovative business, data and group communications services.
    "I would like to thank Lee for his services to the Company, its employees and shareholders," stated Neil Lichtman, president and chief executive officer. "Lee's contributions to Comdial during the past two years were significant and greatly appreciated."

    About Comdial
    Comdial is a converged voice and data communications solutions provider with over 25 years of long-standing success as a leading brand. Focused on superior customer service and reliable communications solutions, Comdial is dedicated to producing best-in-class small to mid-sized enterprise communications products. Through innovative technology and flexibility, Comdial provides comprehensive Internet Protocol (IP) communications solutions tailored to meet each customer's evolving business needs. For more information about Comdial and its communications solutions, please visit the Comdial web site at http://www.comdial.com .

    Forward-Looking Statements
    This press release contains statements that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, including Comdial Corporation's ability to obtain additional funding for its business should such funding become necessary, its ability to maintain market share and to grow in a very competitive market, its ability to develop technologically advanced products to keep pace with many competitors that are much larger and have significantly more resources than Comdial, market acceptance of new products it develops, lower than anticipated demand brought about by continued weakness in telecommunications spending, risk of dilution of the Company's stock from private placement investments including the financing that was completed in March 2004 and from the private placement that was completed in 2002, as well as any other private investments or public offerings that may occur from time to time, dependence on a relatively small number of large customers, ability to maintain necessary engineering, sales, marketing and other key staff members, the risks associated with the outsourcing of its manufacturing requirements, including international risk factors, its ability to achieve its operational goals and to generate positive cash flow, any unfavorable outcome of pending disputes or litigation, including, but not limited to intellectual property infringement claims that arise from time to time and the various other factors set forth from time to time in Comdial's filings with the SEC, including, but not limited to, Comdial's Form 10-K for the year ended December 31, 2003. Comdial Corporation undertakes no obligation to publicly update or revise the forward-looking statements made in this release to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE  Comdial Corporation
    -0-                             11/18/2004
    /CONTACT: Ken Clinebell, Chief Financial Officer of Comdial Corporation, +1-941-554-5000, ext. 1513/
    /Web site:  http://www.comdial.com /
    (CMDZ PTEK)

CO:  Comdial Corporation; ComVest Investment Partners; Ptek Holdings, Inc.
ST:  Florida
IN:  OTC CPR TLS FIN
SU:  PER